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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 3, 1999


                           SUPERIOR FINANCIAL CORP.
            (Exact name of registrant as specified in its charter)


        Delaware                    0-25239                  51-0379417
(State of Incorporation)     (Commission File No.)     (IRS Employer I.D. No.)


16101 LaGrande Drive, Suite 103
Little Rock, Arkansas                                             72223
(Address of Principal Executive Office)                         (Zip code)


       Registrant's telephone number, including area code: 501-324-7255

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Item 5. Other Events

Superior Financial Corp. is listed on the Nasdaq National Market


     C. Stanley Bailey, Chairman and CEO, announces that Superior Financial Corp is now listed for trading on the Nasdaq National Market under the symbol SUFI.

     Superior Financial Corp, a unitary thrift holding company, was organized in 1997 for the purpose of acquiring Superior Federal Bank, FSB, a federally chartered savings bank. The acquisition was completed in April 1998.

     "As a publicly traded company, the Securities and Exchange Commission and the Nasdaq National Market have strict guidelines about how we present our company to the public and our shareholders," states Bailey. "As one of the largest independent, locally managed financial institutions in the state of Arkansas, we are proud to add another name to the fine list of publicly owned and traded companies headquartered in Arkansas."

     Superior provides a wide range of retail, business, and investment services including non-interest bearing and interest bearing checking, savings, and money market accounts, certificates of deposit, and individual retirement accounts. Superior offers real estate, consumer, small business, and commercial loan products. In addition, investment products such as discount brokerage services are also offered to our clientele.

     Bailey adds, "The financial services industry is providing significant opportunity for local, community-oriented financial institutions to capitalize on the merger dislocation of many customers. Superior is positioned to take advantage of the on-going consolidation of the financial services industry. Our enviable reputation in the market for strong service and convenience helps us attract customers from merging financial institutions."

     Superior Federal Bank, a $1.6 billion federal savings bank, has over 54 full service branch and loan production offices with concentration in the Little Rock, Fort Smith and Eastern Oklahoma markets. Superior has two active subsidiaries--Superior Financial Services, Inc., providing discount brokerage and full service investment advisory services, and Southwest Protective Life Insurance Company.

     Superior Financial Corp market makers include Morgan Keegan & Co., Stephens, Inc., Sterne, Agee & Leach, Stifel Nicolas & Co., and Keefe, Bruyette & Woods.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SUPERIOR FINANCIAL CORP.
                                       ------------------------
                                             (Registrant)



Date: November 15, 1999                /s/ Rick D. Gardner
                                       -----------------------
                                       Rick D. Gardner
                                       Chief Financial Officer




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